Exhibit 99.1

CenterPoint Communications Elizabeth Reese: 713-207-7736 Elizabeth.Reese@centerpointenergy.com	CenterPoint Investor Relations David Mordy: 713-207-6284 David.mordy@centerpointenergy.com

For Immediate Release		Page 1 of 2
CenterPoint Energy and Energy Capital Partners
Complete Sale of CenterPoint Energy Services Business

•	Sale streamlines CenterPoint Energy’s operations and allows for increased focus on its core utility businesses

•	Energy Capital Partners rebrands CenterPoint Energy Services to Symmetry Energy Solutions

Houston – June 1, 2020 – CenterPoint Energy, Inc. (NYSE: CNP) and Energy Capital Partners, LLC, (ECP), a private equity and credit investor specializing in energy infrastructure projects, today announced that they have closed on the sale of CenterPoint Energy Services, Inc. (CES) to an affiliate of ECP. Net proceeds of the sale will be used to repay a portion of outstanding CenterPoint Energy debt.

In connection with the closing of the transaction, CES changed its name to Symmetry Energy Solutions, LLC, (Symmetry Energy) and entered into a structured long-term Preferred Supply agreement through which Shell Energy North America (US), L.P. will provide gas supply and collateral support, as well as receive equity warrants.

“We are pleased to have completed this transaction as we continue to focus on the long-term performance of our core electric and natural gas utility businesses,” said John W. Somerhalder II, interim president and chief executive officer of CenterPoint Energy. “We appreciate CenterPoint Energy Services’ contribution to our business and feel confident that ECP is the right company to continue growing CES, now Symmetry Energy Solutions, and position it for long-term success.”

Incoming Symmetry Energy CEO Alan Dunlea said, “I am excited to lead a talented team in the next phase of Symmetry Energy’s growth, with a commitment to continue delivering innovative solutions and superior service to our broad base of customers.”

Andrew Gilbert, a partner at ECP said, “ECP looks forward to partnering with Symmetry Energy and its employees to extend the company’s long track record of reliable gas supply and customer service.”

Headquartered in Houston, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission & distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. CenterPoint Energy’s competitive energy businesses include energy-related services, energy efficiency and sustainability solutions, and owning and operating intrastate natural gas pipeline systems that help fund utility operations. As of March 31, 2020, the company owns approximately $33 billion in assets and also owns 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Energy Capital Partners, founded in 2005, is a North American-focused investor across both equity and credit infrastructure assets, including natural gas power generation, renewables and storage solutions, midstream, environmental infrastructure and opportunistic energy situations emphasizing the transition to clean energy while avoiding the more volatile energy subsectors like exploration and production. The ECP team, comprised of 61 people with 600 years of collective industry experience, deep expertise and extensive relationships, has consummated more than 60 transactions over the last 10 years, representing more than $45 billion of enterprise value.

Forward-Looking Statement
The statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this press release are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to benefits of the sale, use of proceeds, future strategies and future growth. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the impact of COVID-19; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; (5) effects of competition; (6) weather variations; (7) changes in business plans; and (8) other factors discussed in CenterPoint Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, CenterPoint Energy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.